Exhibit 10.4
                                                                    ------------

                           MAXCOR FINANCIAL GROUP INC.

                             1996 STOCK OPTION PLAN

            NON-EMPLOYEE DIRECTOR NONQUALIFIED STOCK OPTION AGREEMENT



Name of Optionee:                   [Name of Director]
----------------

Optioned Shares:                    ____________ (_____) shares of the common
---------------                     stock, $.001 par value, of Maxcor Financial
                                    Group Inc. ("Shares")

Per Share Option Price:             $_______
----------------------

Option Grant Date:                  _________________, 2004
-----------------

Date Stock Option
-----------------
Becomes Exercisable:                _____ Shares, on _______________, 200__
-------------------
                                    _____ Shares, on ________________, 200__


Termination Date:                   _____________, 2013 (or upon such earlier
----------------                    date as specified in the Plan in the event
                                    of an earlier termination of employment)

                              Page 45 of 51 Pages

         This Stock Option Agreement (this "Agreement") is executed and delivered as of the Option Grant Date by and between Maxcor Financial Group Inc. (the "Company") and the Optionee, currently a non-employee director of the Company. The Optionee and the Company hereby agree as follows:

1. The Company, pursuant to the Company's 1996 Stock Option Plan, as amended (the "Plan"), which is incorporated herein by reference, and subject to the terms and conditions thereof, hereby grants to the Optionee an option to purchase the Optioned Shares (the "Option") at the Per Share Option Price.

2.       The Option granted hereby is a nonqualified stock option.

3. The Option granted hereby shall terminate, subject to the provisions of the Plan, no later than at the close of business on the Termination Date.

4. The Optionee shall comply with and be bound by all the terms and conditions contained in the Plan.

5. Payment by the Optionee of the aggregate Per Share Option Price may be made (i) in cash and/or (ii) through the surrender of Shares previously acquired and owned by the Optionee for at least six (6) months and having a Fair Market Value (as defined in the Plan) equal to the portion of the aggregate Per Share Option Price being paid thereby. In addition, if in existence and maintained at the time of exercise, such payment may be made through a cashless exercise procedure established by the Company with a broker-dealer. Exercises in cash shall be made by wire transfer or certified or official bank check or, with the consent of an authorized officer of the Company, by personal check.

6. Options granted hereby shall not be transferable except (i) by will or the laws of descent and distribution, or (ii) as specifically provided in this Section 6. The Optionee may transfer nonqualified stock options to members of his or her Immediate Family (as defined below) if the Optionee does not receive any consideration for the transfer and the transferee agrees to be bound by this Agreement. "Immediate Family" means children, grandchildren and spouse of the Optionee or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners. During the lifetime of the Optionee, the Option may be exercised only by the Optionee, the guardian or legal representative of the Optionee, or a permitted transferee under this Section 6 (such persons, together with any beneficiaries and the estate of the Optionee, the "Permitted Transferees").

7. Notwithstanding any provision to the contrary contained herein or in the Plan, if the Optionee is removed as a director of the Company for cause or if, during the period of the Optionee's service as a director of the Company (or any period after such service in which the exercisability of the Option continues), the Optionee engages in

                              Page 46 of 51 Pages

         Injurious Conduct (as herein defined) then, unless otherwise determined by the Compensation Committee of the Company's Board of Directors (the "Committee"), all outstanding Options held by the Optionee (and/or, if applicable, any Permitted Transferees) as of the date of such removal or the discovery of such conduct shall terminate and be forfeited.

                  "Injurious Conduct" for purposes of this Agreement shall mean
         (i) the Optionee's fraud, misappropriation or dishonesty in connection with Optionee's service as a director, (ii) conduct by the Optionee that is in material competition with the Company or any subsidiary or
         (iii) conduct by the Optionee that breaches Optionee's duty of loyalty to the Company or any subsidiary or that is materially injurious (monetarily or otherwise) to the Company or any subsidiary.

8. If the Optionee is resident in the United States, payment of the minimum federal, state, local or other taxes related to the exercise by the Optionee of the Option granted hereby may be satisfied, if at the time of exercise the Optionee is still subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, by the Optionee surrendering to the Company a number of Shares previously acquired and owned by the Optionee for at least six (6) months and having a Fair Market Value equal to such minimum tax withholding requirement.

9. The obligation of the Company to sell and deliver any Shares under the Option is specifically subject to all applicable laws, rules, regulations and governmental and stockholder approvals. Nothing herein shall require the Company to effect registration of any Shares under either federal or state securities laws.

10. Any notice by the Optionee to the Company hereunder shall be in writing and shall be deemed duly given only upon receipt thereof by the Company (Attn: General Counsel) at its principal offices. Any notice by the Company to the Optionee shall be in writing and shall be deemed duly given if mailed to the Optionee at the address last specified to the Company by the Optionee.

11. The validity and construction of this Agreement shall be governed by the laws of the State of Delaware.

12. This Agreement shall inure to the benefit of and be binding upon the Optionee and the heirs, executors and Permitted Transferees, if any, of the Optionee.

13. This Agreement shall not become effective unless and until countersigned by the Optionee and returned to the Company.

                              Page 47 of 51 Pages

         This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern, provided that no provisions of the Plan shall be deemed an enlargement of any benefits or rights of the Optionee under this Agreement. By signing this Agreement, the Optionee accepts and agrees to all of the foregoing terms and provisions and to all of the terms and provisions of the Plan incorporated herein by reference and confirms that he or she has received a copy of the Plan and the related prospectus.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized representative and the Optionee has hereunto set his or her hand as of the Option Grant Date.

                                    MAXCOR FINANCIAL GROUP INC.




                                    By:
                                        ----------------------------------------
                                        Gilbert D. Scharf
                                        President




                                    --------------------------------------------
                                                [Name of Optionee]

                              Page 48 of 51 Pages